As filed with the Securities and Exchange Commission on March 26, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in its Charter)

Ohio	31-0854434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

FIFTH THIRD CAPITAL TRUST IV	Delaware	31-6677720
FIFTH THIRD CAPITAL TRUST V	Delaware	31-6677721
FIFTH THIRD CAPITAL TRUST VI	Delaware	31-6677722
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(513) 579-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul L. Reynolds, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD10AT76

Cincinnati, Ohio 45263

(513) 534-6757 (fax)

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Richard G. Schmalzl, Esq	Mark J. Welshimer, Esq.
Graydon Head & Ritchey LLP	Sullivan & Cromwell LLP
1900 Fifth Third Center	125 Broad Street
511 Walnut Street	New York, New York 10004-2498
Cincinnati, Ohio	(212) 558-3588 (fax)
(513) 651-3836 (fax)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee
Junior Subordinated Debt Securities	(2)	(2)	(2)	(2)
Fifth Third Capital Trust IV Trust Preferred Securities	(2)	(2)	(2)	(2)
Fifth Third Capital Trust V Trust Preferred Securities	(2)	(2)	(2)	(2)
Fifth Third Capital Trust VI Trust Preferred Securities	(2)	(2)	(2)	(2)
Guarantee of Payment by Fifth Third Bancorp	(2)(3)	(2)	(2)	(2)(3)
Debt Securities of Fifth Third Bancorp	(2)	(2)	(2)	(2)
Preferred Stock, no par value, of Fifth Third Bancorp	(2)	(2)	(2)	(2)
Depositary Shares of Fifth Third Bancorp	(2)(4)	(2)	(2)	(2)
Common Stock, no par value, of Fifth Third Bancorp	(2)	(2)	(2)	(2)
Warrants of Fifth Third Bancorp	(2)	(2)	(2)	(2)

(1)	The securities of each class may be offered and sold by the Registrants and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrants, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $69,000 that has already been paid with respect to $750,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-86360, and were not sold thereunder.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.
(4)	In the event that the Registrants elect to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

PROSPECTUS

Fifth Third Bancorp

Junior Subordinated Debt Securities

Guarantees

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Fifth Third Capital Trust IV

Fifth Third Capital Trust V

Fifth Third Capital Trust VI

Trust Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2007

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to Fifth Third Bancorp and its subsidiaries, and (2) the “Trusts” is Fifth Third Capital Trust IV, Fifth Third Capital Trust V, and Fifth Third Capital Trust VI, statutory Delaware trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, junior subordinated debt securities, subordinated debt securities, senior debt securities, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by Fifth Third Bancorp, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” into this prospectus and the applicable prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and the applicable prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus, the applicable prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus and the applicable prospectus supplement and information incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the information that was filed later.

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We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such future filings deemed not to have been filed), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed on January 16, 2007 and January 22, 2007; and

•	Proxy Statement on Schedule 14A dated March 9, 2007.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

Paul L. Reynolds

Executive Vice President, General Counsel and Secretary

Fifth Third Bancorp Fifth Third Center 38 Fountain Square Plaza MD10AT76 Cincinnati, OH 45263 (513) 579-5300

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus in public offerings to or through underwriters, to be designated at various times, or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Securities other than common stock will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. These securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of the trading market for these securities.

In facilitating the sale of securities, underwriters may receive compensation from us and/or the applicable Trust or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation

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in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and/or the applicable Trust and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). Any such underwriter or agent will be identified, and any such compensation received from us and/or the applicable Trust will be described, in the prospectus supplement relating to those securities.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us and/or the applicable Trust in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

Under agreements which we and the applicable Trust may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us and the applicable Trust against certain liabilities, including liabilities under the Securities Act.

If so noted in the applicable prospectus supplement relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from us and/or the applicable Trust under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. We must approve such institutions in all cases. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

If we and/or the applicable Trust offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be described in the applicable prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the applicable prospectus supplement. Purchasers of securities directly from us may be entitled under agreements that they may enter into with us and/or the applicable Trust to indemnification by us and/or the applicable Trust against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

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Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us or any of the trustees, depositaries, warrant agents, transfer agents or registrars for securities sold using this prospectus in the ordinary course of business.

Fifth Third Securities, Inc. is a member of the National Association of Securities Dealers, Inc. (the “NASD”) and is an affiliate of ours for purposes of the Conduct Rules of the NASD. In the event Fifth Third Securities, Inc. acts as an underwriter in connection with the offering of any securities under this prospectus and the related registration statement, such offering will be conducted in accordance with the applicable sections of Rule 2720 of the Conduct Rules of the NASD or, in the case of the trust preferred securities of the Trusts, Rule 2810 of the Conduct Rules of the NASD. Pursuant to such rules, no NASD member participating in any such offering will be permitted to execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds.

VALIDITY OF SECURITIES

Unless stated otherwise in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Paul L. Reynolds, Esq., Executive Vice President, General Counsel and Secretary of Fifth Third Bancorp, and by Graydon Head & Ritchey LLP, Cincinnati, Ohio. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the Trusts and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Mr. Reynolds and Graydon Head & Ritchey LLP will rely as to all matters of New York law upon the opinion of Sullivan & Cromwell LLP. Sullivan & Cromwell LLP will rely as to all matters as to Ohio law upon the opinions of Mr. Reynolds and Graydon Head & Ritchey LLP. Mr. Reynolds owns shares of our common stock and holds options and other convertible securities to acquire additional shares of our common stock.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to Fifth Third Bancorp’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Estimated expenses:

Printing Fees	$250,000
Fees and Expenses of Trustee and Registrar	100,000
Accountant Fees and Expenses	450,000
Blue Sky Fees and Expenses	50,000
SEC Registration Fees	(1)
NASD Filing Fees	200,000
Rating Agency Fees	600,000
Legal Fees and Expenses	500,000
Listing Fees and Expenses	100,000
Miscellaneous	150,000

Total	$2,400,000

(1)	The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following (a) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Fifth Third.

The code of regulations of Fifth Third provides that Fifth Third shall indemnify each director and each officer of Fifth Third, and each person employed by Fifth Third who serves at the written request of the President of Fifth Third as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, to the full extent permitted by Ohio law, subject to the limits of applicable federal law and regulation. Fifth Third may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

Fifth Third carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 16.	Exhibits

Exhibit	Description of Exhibit
1	Form of Underwriting Agreement.**

3(a)	Second Amended Articles of Incorporation of the Corporation, incorporated by reference to Exhibit 3(i) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

3(b)	Code of Regulations of the Corporation, as amended, incorporated by reference to Exhibit 3(ii) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

4(a)	Junior Subordinated Indenture, dated as of March 20, 1997, between the Corporation and Wilmington Trust Company, as trustee, incorporated by reference to Exhibit 4.1 to Fifth Third’s Current Report on Form 8-K dated March 26, 1997.

4(b)	Certificate of Trust of Fifth Third Capital Trust IV, incorporated by reference to Exhibit 4(h) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(c)	Declaration of Trust of Fifth Third Capital Trust IV, incorporated by reference to Exhibit 4(i) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(d)	Certificate of Trust of Fifth Third Capital Trust V, incorporated by reference to Exhibit 4(j) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(e)	Declaration of Trust of Fifth Third Capital Trust V, incorporated by reference to Exhibit 4(k) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(f)	Certificate of Trust of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(l) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

Exhibit	Description of Exhibit
4(g)	Declaration of Trust of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(m) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(h)	Form of Amended and Restated Declaration of Trust of Fifth Third Capital Trust IV.*

4(i)	Form of Amended and Restated Declaration of Trust of Fifth Third Capital Trust V.*

4(j)	Form of Amended and Restated Trust Agreement of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(p) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(k)	Form of Agreement as to Expenses and Liabilities (included as Exhibit D to Exhibit 4(i)).

4(l)	Form of Trust Preferred Securities (included as Exhibit C to Exhibits (4)(h) and 4(i) and as Exhibit E to Exhibit (4)(j)).

4(m)	Form of Guarantee Agreement for Fifth Third Capital Trust IV.*

4(n)	Form of Guarantee Agreement for Fifth Third Capital Trust V.*

4(o)	Form of Guarantee Agreement for Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(u) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(p)	Form of Junior Subordinated Debt Security (included in Exhibit 4(a)).

4(q)	Form of Deposit Agreement (including Form of Depositary Receipt), incorporated by reference to Exhibit 4(a) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(r)	Form of Senior Indenture, incorporated by reference to Exhibit 4(b) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(s)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(t)	Indenture dated as of May 23, 2003 between Fifth Third Bancorp and Wilmington Trust Company, as trustee, incorporated by reference to Fifth Third’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2003.

4(u)	First Supplemental Indenture dated as of December 20, 2006 between Fifth Third Bancorp and Wilmington Trust Company, as trustee, supplementing the Indenture dated as of May 23, 2003 between them, incorporated by reference to Exhibit 4.14 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

4(v)	Form of Warrant Agreement, incorporated by reference to Exhibit 4(f) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(w)	Form of Subordinated Debt Security, incorporated by reference to Exhibit 4(e) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

5(a)	Opinion of Paul L. Reynolds, Esq. as to the validity of the securities.*

5(b)	Opinion of Graydon Head & Ritchey LLP as to the validity of the securities.*

5(c)	Opinion of Richards, Layton & Finger, P.A. as to the Trust Preferred Securities.*

8	Opinion of Alston & Bird LLP as to certain federal income tax matters.**

12(a)	Computations of consolidated ratios of earnings to fixed charges, incorporated by reference to Exhibit 12.1 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

Exhibit	Description of Exhibit
12(b)	Computations of consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements, incorporated by reference to Exhibit 12.2 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

23(a)	Consent of Deloitte & Touche LLP.*

23(b)	Consent of Paul L. Reynolds (included in Exhibit 5(a)).*

23(c)	Consent of Graydon Head & Ritchey LLP (included in Exhibit 5(b)).*

23(d)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(c)).*

23(e)	Consent of Alston & Bird LLP (to be included in Exhibit 8).**

24	Power of Attorney (included on signature page of this registration statement).*

25(a)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Junior Subordinated Indenture.*

25(b)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Capital Trust IV.*

25(c)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Capital Trust V.*

25(d)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement of Capital Trust VI.*

25(e)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust IV.*

25(f)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust V.*

25(g)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust VI.*

25(h)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Senior Indenture.*

25(i)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture, as amended.*

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 20, 2007.

FIFTH THIRD BANCORP

By:	/S/ GEORGE A. SCHAEFER, JR.
George A. Schaefer, Jr. Chief Executive Officer and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GEORGE A. SCHAEFER, JR., and KEVIN T. KABAT, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/S/ GEORGE A. SCHAEFER, JR. George A. Schaefer, Jr. Chief Executive Officer and Chairman of The Board	Date: March 20, 2007

Principal Financial Officer:

/S/ CHRISTOPHER G. MARSHALL Christopher G. Marshall Chief Financial Officer and Executive Vice President	Date: March 20, 2007

Principal Accounting Officer:

/S/ DAVID J. DEBRUNNER David J. DeBrunner Controller and Senior Vice President	Date: March 20, 2007

Directors of the Company:

/S/ DARRYL F. ALLEN Darryl F. Allen	Date: March 20, 2007

/S/ JOHN F. BARRETT John F. Barrett	Date: March 20, 2007

/S/ JAMES P. HACKETT James P. Hackett	Date: March 20, 2007

/S/ GARY R. HEMINGER Gary R. Heminger	Date: March 20, 2007

/S/ JOAN R. HERSCHEDE Joan R. Herschede	Date: March 20, 2007

/S/ ALLEN M. HILL Allen M. Hill	Date: March 20, 2007

/S/ ROBERT L. KOCH, II Robert L. Koch, II	Date: March 20, 2007

/S/ MITCHEL D. LIVINGSTON, PH.D. Mitchel D. Livingston, Ph.D.	Date: March 20, 2007

Kenneth W. Lowe	Date: March , 2007

/S/ HENDRIK G. MEIJER Hendrik G. Meijer	Date: March 20, 2007

James E. Rogers	Date: March , 2007

/S/ GEORGE A. SCHAEFER, JR. George A. Schaefer, Jr.	Date: March 20, 2007

/S/ JOHN J. SCHIFF, JR. John J. Schiff, Jr.	Date: March 20, 2007

/S/ DUDLEY S. TAFT Dudley S. Taft	Date: March 20, 2007

/S/ THOMAS W. TRAYLOR Thomas W. Traylor	Date: March 20, 2007

Pursuant to the requirements of the Securities Act of 1933, the undersigned Trusts certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 20, 2007.

FIFTH THIRD CAPITAL TRUST IV FIFTH THIRD CAPITAL TRUST V FIFTH THIRD CAPITAL TRUST VI

By:	Fifth Third Bancorp as Sponsor

By:	/S/ PAUL L. REYNOLDS
Paul L. Reynolds Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
1	Form of Underwriting Agreement.**

3(a)	Second Amended Articles of Incorporation of the Corporation, incorporated by reference to Exhibit 3(i) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

3(b)	Code of Regulations of the Corporation, as amended, incorporated by reference to Exhibit 3(ii) the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

4(a)	Junior Subordinated Indenture, dated as of March 20, 1997, between the Corporation and Wilmington Trust Company, as trustee, incorporated by reference to Exhibit 4.1 to Fifth Third’s Current Report on Form 8-K dated March 26, 1997.

4(b)	Certificate of Trust of Fifth Third Capital Trust IV, incorporated by reference to Exhibit 4(h) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(c)	Declaration of Trust of Fifth Third Capital Trust IV, incorporated by reference to Exhibit 4(i) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(d)	Certificate of Trust of Fifth Third Capital Trust V, incorporated by reference to Exhibit 4(j) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(e)	Declaration of Trust of Fifth Third Capital Trust V, incorporated by reference to Exhibit 4(k) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(f)	Certificate of Trust of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(l) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(g)	Declaration of Trust of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(m) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(h)	Form of Amended and Restated Declaration of Trust of Fifth Third Capital Trust IV.*

4(i)	Form of Amended and Restated Declaration of Trust of Fifth Third Capital Trust V.*

4(j)	Form of Amended and Restated Trust Agreement of Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(p) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(k)	Form of Agreement as to Expenses and Liabilities (included as Exhibit D to Exhibit (4)(i)).

4(l)	Form of Trust Preferred Securities (included as Exhibit C to Exhibits (4)(h) and 4(i) and as Exhibit E to Exhibit (4)(j)).

4(m)	Form of Guarantee Agreement for Fifth Third Capital Trust IV.*

4(n)	Form of Guarantee Agreement for Fifth Third Capital Trust V.*

4(o)	Form of Guarantee Agreement for Fifth Third Capital Trust VI, incorporated by reference to Exhibit 4(u) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(p)	Form of Junior Subordinated Debt Security (included in Exhibit 4(a)).

4(q)	Form of Deposit Agreement (including Form of Depositary Receipt), incorporated by reference to Exhibit 4(a) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(r)	Form of Senior Indenture, incorporated by reference to Exhibit 4(b) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

Exhibit	Description of Exhibit
4(s)	Form of Senior Debt Security, incorporated by reference to Exhibit 4(c) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(t)	Indenture dated as of May 23, 2003 between Fifth Third Bancorp and Wilmington Trust Company, as trustee, incorporated by reference to Fifth Third’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2003.

4(u)	First Supplemental Indenture dated as of December 20, 2006 between Fifth Third Bancorp and Wilmington Trust Company, as trustee, supplementing the Indenture dated as of May 23, 2003 between them, incorporated by reference to Exhibit 4.14 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

4(v)	Form of Warrant Agreement, incorporated by reference to Exhibit 4(f) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

4(w)	Form of Subordinated Debt Security, incorporated by reference to Exhibit 4(e) to Fifth Third’s Form S-3 (Reg. No. 333-86360) filed on April 16, 2002.

5(a)	Opinion of Paul L. Reynolds, Esq. as to the validity of the securities.*

5(b)	Opinion of Graydon Head & Ritchey LLP as to the validity of the securities.*

5(c)	Opinion of Richards, Layton & Finger, P.A. as to the Trust Preferred Securities.*

8	Opinion of Alston & Bird LLP as to certain federal income tax matters.**

12(a)	Computations of consolidated ratios of earnings to fixed charges, incorporated by reference to Exhibit 12.1 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

12(b)	Computations of consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements, incorporated by reference to Exhibit 12.2 to Fifth Third’s Annual Report on Form 10-K for the year ended December 31, 2006.

23(a)	Consent of Deloitte & Touche LLP.*

23(b)	Consent of Paul L. Reynolds (included in Exhibit 5(a)).*

23(c)	Consent of Graydon Head & Ritchey LLP (included in Exhibit 5(b)).*

23(d)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(c)).*

23(e)	Consent of Alston & Bird LLP (to be included Exhibit 8).**

24	Power of Attorney (included on signature page of this registration statement).*

25(a)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Junior Subordinated Indenture.*

25(b)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Capital Trust IV.*

25(c)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Capital Trust V.*

25(d)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement of Capital Trust VI.*

25(e)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust IV.*

25(f)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust V.*

Exhibit	Description of Exhibit

25(g)	Form T-1 Statement of Eligibility of Wilmington Trust Company under the Guarantee for the benefit of the holders of Trust Preferred Securities of Capital Trust VI.*

25(h)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Senior Indenture.*

25(i)	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture, as amended.*

*	Filed herewith.
**	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.